Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Red Lion Hotels Corporation 2006 Stock Incentive Plan of our report dated March 3, 2006, except for Note 8, which is as of March 27, 2006, relating to the consolidated financial statements of Red Lion Hotels Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.
BDO SEIDMAN, LLP
Spokane, Washington
June 30, 2006